EXHIBIT INDEX

4.3      Form of Traditional IRA or SEP-IRA Annuity Endorsement (form 131065
         9/02).

6.3 Amendments to the By-Laws of American Partners Life Insurance Company adopted as of 9/19/02.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.      Consent of Independent Auditors.

16. American Partners Life Insurance Company Power of Attorney to sign Amendments to this Registration Statement dated April 16, 2003.

17. American Partners Life Insurance Company Power of Attorney to sign Amendments to this Registration Statement dated April 21, 2003.